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                              AMENDED AND RESTATED

                          LIFO RESTRUCTURING AGREEMENT

                          dated as of August 28, 2003,

                                      among

                         AMCAST INDUSTRIAL CORPORATION,
                                  as Borrower,

                            THE LENDERS NAMED HEREIN,
                               as the LIFO Banks,

                                       and

                          KEYBANK NATIONAL ASSOCIATION,
                                as the LIFO Agent








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SECTION 1.            Definitions............................................1

         1.1      Definitions................................................1

         1.2      Terms......................................................7

SECTION 2.            CREDIT PARTY acknowledgments...........................7

         2.1      Outstanding Indebtedness...................................7

         2.2      Subject Noncompliance Events...............................8

         2.3      Continuing Noncompliance Events............................8

SECTION 3.            RESTRUCTURING PERIOD AND EXTENSIONS OF CREDIT..........8

         3.1      Restructuring Period.......................................8

         3.2      Loans......................................................8

         3.3      Interest Rate Under the LIFO Credit Agreement..............8

SECTION 4.            restructuring covenants................................8

         4.1      Fees.......................................................8

         4.2      Mandatory Prepayments......................................9

         4.3      Cash Availability; Special Reserve Funds...................9

         4.4      Strategic Plan............................................10

         4.5      Financial Reporting.......................................11

         4.6      Financial Covenants.......................................11

         4.7      Retention of Senior Management............................13

SECTION 5.            ACCESS AGREEMENT AND ACCOMMODATION AGREEMENT..........14

         5.1      Accommodation Agreement...................................14

         5.2      Access Agreement..........................................14

         5.3      Authorization of Agent....................................14

         5.4      Modification to Agreements................................14

         5.5      Further Assurances........................................14

SECTION 6.            Termination events....................................15

         6.1      Termination of Restructuring Period.......................15

         6.2      Effect at End of Restructuring Period.....................16

         6.3      ACKNOWLEDGMENT............................................16

         6.4      No Waiver.................................................16

         6.5      No Contest................................................16


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SECTION 7.            LIFO LENDERS' ACKNOWLEDGMENT..........................16

SECTION 8.            REPRESENTATIONS AND WARRANTIES........................16

         8.1      Due Authorization; No Conflict; No Lien; Enforceable
                  Obligation................................................17

         8.2      Representations and Warranties; Default...................17

SECTION 9.            CONDITIONS PRECEDENT..................................17

SECTION 10.           MISCELLANEOUS.........................................18

         10.1     Captions..................................................18

         10.2     Release...................................................18

         10.3     LIFO Lender Documents Unaffected..........................18

         10.4     Amendments or Modifications...............................19

         10.5     No Other Promises or Inducements..........................19

         10.6     No Waiver of Rights.......................................19

         10.7     Successors and Assigns....................................19

         10.8     Continued Effectiveness...................................19

         10.9     Tolling...................................................19

         10.10    Revival of Obligations....................................20

         10.11    Fees and Expenses.........................................20

         10.12    Governing Law.............................................20

         10.13    Entire Agreement..........................................20

         10.14    Counterparts..............................................20

         10.15    Notice....................................................20

         10.16    Jurisdiction and Venue....................................20

         10.17    Severability of Provisions; Captions; Attachments.........20

         10.18    Legal Representation of Parties...........................21

         10.19    JURY TRIAL WAIVER.........................................21

         This AMENDED AND RESTATED LIFO RESTRUCTURING AGREEMENT, dated as of August 28, 2003 (this "Agreement"), is entered into by and among:

         (i)      AMCAST INDUSTRIAL CORPORATION, an Ohio corporation
                  ("Borrower");

         (ii) the Guarantors, as hereinafter defined, that are parties hereto (together with Borrower, collectively, the "Credit Parties" and, individually each a Credit Party);

         (iii)    the lending institutions parties hereto (the "LIFO Banks");
                  and

         (iv) KEYBANK NATIONAL ASSOCIATION, as agent for the LIFO Banks ("LIFO Agent" and together with the LIFO Banks, collectively, the "LIFO Lenders").

                             PRELIMINARY STATEMENTS:

         A. The Credit Parties, LIFO Agent and the LIFO Banks are parties to the Last-In-First-Out Credit Agreement, dated as of June 5, 2001 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "LIFO Credit Agreement") pursuant to which the LIFO Banks have made certain loans and other extensions of credit all on the terms and conditions set forth in the LIFO Lender Documents.

         B. In connection with the LIFO Credit Agreement, the Credit Parties, the LIFO Agent and the LIFO Banks entered into a LIFO Restructuring Agreement dated as of July 15, 2002 (as amended, the "Original LIFO Restructuring Agreement").

         C. The Credit Parties have requested that the LIFO Banks and the LIFO Agent amend and restate the Original LIFO Restructuring Agreement.

         D. In connection with the foregoing, this Agreement is being entered into by the Credit Parties, the LIFO Banks and the LIFO Agent and, upon the occurrence of the Effective Date (as hereinafter defined), will amend, restate and replace the Original LIFO Restructuring Agreement.



                                   AGREEMENT:

         In consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

SECTION 1.        definitions.
                  -----------

1.1 Definitions. Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the LIFO Credit Agreement. As used in this Agreement, the following terms have the following meanings:

                  "Access and Security Agreement" means the Access and Security Agreement, dated as of August 28, 2003, between GM and Borrower, as the same may, in accordance with the terms of Section 5.4 hereof, from time to time be amended, restated or otherwise modified.


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                  "Accommodation Agreement" means the Accommodation Agreement, dated as of August 28, 2003, among (i) GM, (ii) Borrower, (iii) KeyBank National Association in its capacity as the Existing Credit Agreement Agent, on behalf of and for the benefit of the Existing Credit Agreement Banks and the Line of Credit Lenders, (iv) the Noteholders, and (v) KeyBank National Association in its capacity as the LIFO Agent, on behalf of and for the benefit of the LIFO Banks, as the same may, in accordance with the terms of Section 5.4 hereof, from time to time be amended, restated or otherwise modified.

                  "Additional Prepayment" has the meaning set forth in Section 4.2(a) hereof.

                  "Budget" means, for any fiscal year of Borrower, a budget, including monthly and quarterly balance sheets, income statements and cash flow statements on a Consolidated basis and by plant basis and otherwise in form and detail satisfactory to the Required Banks, that details Borrower's projected costs, expenses, other expenditures, capital requirements and financial performance forecast for such fiscal year.

                  "Cash Collateral Account" means a deposit account in the name of and under the exclusive control of KeyBank National Association, as Collateral Agent and LIFO Credit Agreement Agent, for the benefit of the Creditors, and designated as the "Amcast Industrial Corporation Cash Collateral Account" or other similar designation.

                  "Collateral Agent" means KeyBank National Association, in its capacity as Collateral Agent under the Subordinated Lender Collateral Documents, together with its successors and assigns in such capacity.

                  "Companies" means, collectively, Borrower and each Subsidiary.

                  "Creditor Documents" means, collectively, the LIFO Lender Documents and the Subordinated Lender Documents.

                  "Creditors" means, collectively, the Subordinated Lenders and the LIFO Lenders.

                  "CTC Forbearance Agreement" means the Forbearance and Waiver Agreement among Borrower, the LIFO Agent, on behalf of and for the benefit of the LIFO Banks, and Bank One, Indiana, National Association on behalf of itself and as CTC Agent (as defined therein) for the benefit of and on behalf of the CTC Banks (as defined therein), dated as of June 5, 2001, as the same may from time to time be amended, restated or otherwise modified.

                  "Domestic Adjusted EBITDA" means Domestic EBITDA other than Domestic EBITDA attributable to CTC Company or Domestic EBITDA attributable to any discontinued operations.

                  "Domestic EBITDA" means Consolidated EBITDA less the amounts used in calculating Consolidated EBITDA that are attributed to Foreign Subsidiaries.

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

                  "Domestic Fixed Charges" means, for any period, on a Consolidated basis (but excluding Foreign Subsidiaries and CTC Company, as defined in the Existing Credit Agreement) and in accordance with GAAP, the aggregate of (a) cash interest expense (including, without limitation, the "imputed interest" portion of capital leases, synthetics leases and asset securitizations, if any), (b) principal payments on Funded Indebtedness (as defined in the Existing Credit Agreement as in effect on the date hereof), and (c) Consolidated Capital Expenditures.

                  "Effective Date" has the meaning set forth in Section 9 hereof.

                  "Existing Credit Agreement" means the Credit Agreement, dated as of August 14, 1997, among Borrower, the Existing Credit Agreement Banks and the Existing Credit Agreement Agent, as amended and as the same may from time to time be further amended, restated or otherwise modified.

                  "Existing Credit Agreement Agent" means KeyBank National Association, as Agent for the Existing Credit Agreement Banks, together with its successors and assigns in such capacity.

                  "Existing Credit Agreement Banks" means the lenders party to the Existing Credit Agreement, together with their respective successors and assigns in such capacity.

                  "Existing Credit Agreement Loan Documents" means the Loan Documents, as defined in the Existing Credit Agreement.

                  "Existing Credit Agreement Obligations" means all indebtedness and other obligations incurred by Borrower or any other Company to the Existing Credit Agreement Agent or the Existing Credit Agreement Banks pursuant to the Existing Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Fixed Charge Coverage Ratio" means, for any time period, the ratio of (a) Domestic Adjusted EBITDA for such period, to (b) Domestic Fixed Charges for such period.

                  "Foreign Subsidiary" means a Subsidiary (other than Amcast International Limited) that is organized outside of the United States.

                  "GM" means General Motors Corporation, together with its successors and assigns.

                  "Guarantor" means any Person that pledges its credit or property in any manner for the payment or other performance of any of the LIFO Lender Obligations or Subordinated Lender Obligations.

                  "Incorporated Agreement" has the meaning given to such term in
Section 1.2(b) hereof.

                  "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of June 5, 2001, by and among the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, the Noteholders, the Line of Credit Lenders and the Collateral Agent, as the same may from time to time be amended, restated or otherwise modified.

                  "Investment Advisor" has the meaning given to such term in
Section 4.4(c) hereof.

                  "Lien" means any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

                  "LIFO Credit Agreement" has the meaning set forth in the Preliminary Statements of this Agreement.

                  "LIFO Lender Collateral" means any property, whether tangible or intangible, at any time securing the LIFO Lender Obligations, or any part thereof.

                  "LIFO Lender Collateral Documents" means the Security Documents, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the LIFO Lender Collateral, or any part thereof.

                  "LIFO Lender Documents" means, collectively, the LIFO Credit Agreement, the LIFO Lender Collateral Documents, the Loan Documents, the Access Agreement, the Accommodation Agreement and the Subordination Agreement, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

                  "LIFO Lender Liens" means the Liens granted to the LIFO Agent, for the benefit of the LIFO Banks, in the LIFO Lender Collateral pursuant to the LIFO Lender Collateral Documents.

                  "LIFO Lender Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to LIFO Agent and/or the LIFO Banks pursuant to the LIFO Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Line of Credit Documents" means the promissory notes and other agreements evidencing the Line of Credit Obligations.

                  "Line of Credit Lenders" means the Line of Credit Lenders, as defined in the Existing Credit Agreement.

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

                  "Line of Credit Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the Line of Credit Lenders pursuant to the Line of Credit Documents, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Missed Event" has the meaning given to such term in Section 4.4(b) hereof.

                  "Northwestern" means The Northwestern Mutual Life Insurance Company, together with its successors and assigns.

                  "Northwestern Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Northwestern certain $25,000,000 10.09% Senior Notes Due November 7, 2003, as amended and as the same may from time to time be further amended, restated or otherwise modified.

                  "Note Agreements" means, collectively, the Principal Note Agreement and the Northwestern Note Agreement.

                  "Noteholders" means, collectively, Principal and Northwestern.

                  "Noteholder Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the Noteholders pursuant to the Note Agreements and the Notes issued thereunder, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Original LIFO Restructuring Agreement" has the meaning set forth in the Preliminary Statements of this Agreement.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

                  "Principal" means Principal Life Insurance Company, together with its successors and assigns.

                  "Principal Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Principal certain $25,000,000 10.09% Senior Notes Due November 7, 2003, as amended and as the same may from time to time be further amended, restated or otherwise modified.

                  "Required Banks" means the Required Banks, as defined in the LIFO Credit Agreement.

                  "Restructuring Fees" means the fees and expenses payable by Borrower on the Effective Date to the Creditors and any of the fees payable by Borrower to the Creditors after the Effective Date pursuant to Section 4.1 hereof.

                  "Restructuring Leverage Ratio" means, at any time, the ratio of (a) Committed Debt, to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

                  "Restructuring Period" has the meaning set forth in Section
3.1 hereof.

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

                  "Retention Agreement" means the letter agreement dated as of August 28, 2003 among the Borrower, Byron O. Pond, Joseph R. Grewe and Francis J. Drew.

                  "Special Reserve Funds" has the meaning specified in Section 4.3(b) hereof.

                  "Subject Noncompliance Events" has the meaning set forth in
Section 2.2 hereof.

                  "Subordinated Lender Collateral" means any property, whether tangible or intangible, at any time securing the LIFO Lender Obligations, or any part thereof.

                  "Subordinated Lender Collateral Documents" means the Collateral Documents, as defined in the Existing Credit Agreement, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Subordinated Lender Collateral, or any part thereof.

                  "Subordinated Lender Documents" means, collectively, the Existing Credit Agreement, the Existing Credit Agreement Loan Documents, the Note Agreements, the Line of Credit Documents, the Subordinated Lender Collateral Documents, the Intercreditor Agreement and the Subordination Agreement, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

                  "Subordinated Lender Liens" means the Liens granted to the Collateral Agent, for the benefit of the Subordinated Lenders, in the Subordinated Lender Collateral pursuant to the Subordinated Lender Collateral Documents, or any other Lien granted to or acquired by any Person that by its terms secures the Subordinated Lender Obligations, or any part thereof.

                  "Subordinated Lender Obligations" means, collectively, (a) the Existing Credit Agreement Obligations, (b) the Noteholder Obligations,
         (c) the Line of Credit Obligations, and (d) all indebtedness or other obligations owing by the Companies to the Collateral Agent or any Subordinated Lender pursuant to the Subordinated Lender Collateral Documents.

                  "Subordinated Lender Restructuring Agreement" means the Amended and Restated Restructuring Agreement, dated as of the date hereof, among the Subordinated Lenders and Borrower, as the same may from time to time be amended, restated or otherwise modified.

                  "Subordinated Lenders" means, collectively, the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, the Line of Credit Lenders, and the Noteholders.

                  "Subordination Agreement" means the Subordination, Waiver and Consent Agreement, dated as of June 5, 2001, among Borrower, the LIFO Lenders, the Subordinated Lenders, and the Collateral Agent, as the same may from time to time be amended, restated or otherwise modified.

                  "Subsidiary" of Borrower or any of its Subsidiaries means (a) a corporation more than 50% of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

                  "Termination Date" shall have the meaning set forth in Section
3.1 hereof.

                  "Termination Event" has the meaning set forth in Section 3.11 hereof.

                  "Voting Power" means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

1.2      Terms.
         -----

         (a) The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

         (b) The incorporation of any terms into this Agreement by reference to another document (an "Incorporated Agreement") shall survive the expiration, termination or failure of any such Incorporated Agreement to otherwise be in full force and effect. In the event that any such Incorporated Agreement expires, terminates or otherwise ceases to be in full force and effect, any terms incorporated into this Agreement by reference to such Incorporated Agreement shall continue to have the same meanings as if such Incorporated Agreement had not expired, been terminated or otherwise failed to be in full force and effect.

SECTION 2.        CREDIT PARTY acknowledgments.
                  ----------------------------

2.1 Outstanding Indebtedness. Each Credit Party acknowledges and confirms that
(a) the aggregate principal amount of all outstanding indebtedness of the Credit Parties (or any thereof) owing to the LIFO Lenders on the Effective Date is $__________, and that such amount, together with all interest thereon and fees related thereto, is not subject to any defense, counterclaim, recoupment or offset of any kind and (b) each Credit Party's obligations in respect of such indebtedness are absolute and unconditional.

2.2 Subject Noncompliance Events. Each Credit Party acknowledges that Borrower has failed to comply with, or will fail to comply with, the provisions of the LIFO Credit Agreement set forth on Exhibit A hereto (the "Subject Noncompliance Events").

2.3 Continuing Noncompliance Events. Each Credit Party acknowledges that (a) the Subject Noncompliance Events are and will be continuing and have not been waived by virtue of any previous actions (or failure to act) by LIFO Agent or the LIFO Banks, or through any course of conduct or course of dealing or otherwise, (b) as a result of the Subject Noncompliance Events, the LIFO Lenders, pursuant to their respective LIFO Lender Documents, have the right to, among other things,
(i) terminate their respective obligations (if any) to make any further loan or other extension of credit, and (ii) accelerate the maturity of the LIFO Lender Obligations, as the case may be, and (c) no LIFO Lender has any obligation to enter into this Agreement.

SECTION 3.        RESTRUCTURING PERIOD AND EXTENSIONS OF CREDIT.
                  ---------------------------------------------

3.1 Restructuring Period. During the Restructuring Period, except as specifically set forth in this Agreement, no LIFO Lender will exercise any of their respective rights or remedies under the LIFO Lender Documents or applicable law with respect to the Subject Noncompliance Events. For purposes of this Agreement, "Restructuring Period" means the period commencing on the Effective Date and ending on the earlier of (a) September 14, 2006 and (b) the date the Restructuring Period is terminated upon the occurrence of any of the events described in Section 6.1 hereof (the "Termination Date").

3.2 Loans. Notwithstanding anything to the contrary herein or in any LIFO Lender Document, during the Restructuring Period, Borrower shall not request any loan or other extension of credit from any LIFO Lender pursuant to any of the LIFO Lender Documents, and no LIFO Lender shall make any such loan or grant any other extension of credit to Borrower.

3.3 Interest Rate Under the LIFO Credit Agreement. Notwithstanding the terms of the LIFO Credit Agreement, on and after the date hereof, (a) Borrower shall pay interest on the unpaid principal amount of each Loan at a rate per annum equal to the sum of the Base Rate from time to time in effect plus 2%; and (b) after the occurrence of a Termination Event, interest on all outstanding Loans shall be payable at a rate per annum equal to 3.0% in excess of the interest rate otherwise applicable to such Loan.

SECTION 4.        restructuring covenants.
                  -----------------------

         Borrower agrees that until all of the LIFO Lender Obligations have been paid and satisfied in full, Borrower shall perform and observe, and shall cause each other Company to perform and observe, all of the following provisions:

4.1 Fees. In addition to the fees set forth in any of the LIFO Lender Documents, Borrower shall pay to the Collateral Agent, to be distributed on a pro rata basis to the Creditors, the following restructuring fees:

                  (a) on September 1, 2003 Borrower shall pay an amount equal to
         (i) 75 basis points times (ii) the aggregate amount of the Subordinated Lender Obligations and LIFO Lender Obligations outstanding on such date;

                  (b) on December 31, 2004 Borrower shall pay an amount equal to
         (i) 50 basis points times (ii) the aggregate amount of the Subordinated Lender Obligations and LIFO Lender Obligations outstanding on such date; and

                  (c) on December 31, 2005 Borrower shall pay an amount equal to
         (i) 50 basis points times (ii) the aggregate amount of the Subordinated Lender Obligations and LIFO Lender Obligations outstanding on such date.

         For the avoidance of doubt, the foregoing fees are the same fees as the fees set forth in Section 4.1 of the Subordinated Lender Restructuring Agreement.

4.2      Mandatory Prepayments.

         (a) In addition to any mandatory prepayment provisions in any of the Creditor Documents, Borrower shall pay to the applicable Creditors, as a mandatory prepayment on their respective LIFO Lender Obligations and, if applicable, the Subordinated Lender Obligations, the following amounts (each such payment, an "Additional Prepayment") that shall be applied to such obligations as set forth below:

                  (i) on August 31, 2003, an amount equal to $2,340,477;

                  (ii) on February 28, 2004, an amount equal to $1,000,000; and

                  (iii) on May 31, 2004, an amount equal to $300,000;

Provided, however, that the amount of any Additional Prepayment may be adjusted, and Additional Prepayments may added, after, and based upon a review of, the Budget for any fiscal year, which adjustment or addition shall be effective upon delivery by the Required Banks of written notice of such adjustment to Borrower and, in the case of any addition that is not permitted pursuant to the Accommodation Agreement, the approval of GM.

         (b) Each Additional Prepayment shall be applied, first, to the LIFO Lender Obligations, if any, and, second, to the Subordinated Lender Obligations, in each case on a pro rata basis.

         (c) Borrower shall prepay the LIFO Lender Obligations in an amount equal to $1,000,000 on the date that the indebtedness referenced in the CTC Forbearance Agreement is repaid or refinanced.

         For the avoidance of doubt, the prepayment set forth in subpart (a) above is the same prepayment as set forth in Section 4.2(a) of the Subordinated Lender Restructuring Agreement.

4.3      Cash Availability; Special Reserve Funds.

         (a) Prior to LIFO Repayment Date. Borrower shall maintain at all times in the Cash Collateral Account an amount greater than or equal to the lesser of
(i) $21,000,000 and (ii) the difference between $21,000,000 and the Borrowing Base. Borrower may request withdrawals from the Cash Collateral Account, provided Borrower shall at all times prior to and immediately after such withdrawal be in compliance with this Agreement. In connection with the foregoing, Borrower shall deliver to the LIFO Agent a Borrowing Base Certificate on the second Business Day of each week.

         (b) Special Reserve Funds. In addition to the amounts Borrower is required to maintain in the Cash Collateral Account pursuant to subpart (a) above, Borrower shall, subject to the terms and conditions of this section, at all times maintain at least $6,000,000 of immediately available funds in the Cash Collateral Account, which funds shall be designated as the "Special Reserve Funds" (such funds being referred to herein as the "Special Reserve Funds"). Borrower shall be permitted to request the use of the Special Reserve Funds at any time prior to the Termination Date on the following conditions:

                  (i) no Termination Event shall exist prior to or immediately after the receipt of any such Special Reserve Funds;

                  (ii) the Special Reserve Funds may only be used for (A) repayment of the principal and interest relating to the Subordinated Lender Obligations and the LIFO Lender Obligations, (B) the Restructuring Fees, and (C) if Borrower does not have sufficient available cash, payment of a fee associated with a Missed Event pursuant to Section 4.4(b) hereof;

                  (iii) on the Termination Date, Borrower shall deposit, if necessary, immediately available funds into the Cash Collateral Account so that the Special Reserve Funds on deposit therein equal or exceed $6,000,000; and

                  (iv) on the Termination Date, the Special Reserve Funds shall be applied to repay the LIFO Lender Obligations.

4.4      Strategic Plan.

         (a) Borrower shall use its good faith best efforts to (i) refinance all of the Subordinated Lender Obligations and LIFO Lender Obligations on or before September 1, 2004 or (ii) sell substantially all of its assets on or before September 1, 2004, in each case in accordance with the following timeline:

------------------------------------------------------------------------------
                         Event                                 Date
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Retention of one or more Investment Advisor acceptable   August 31, 2003
to Borrower and the Required Banks
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Preparation of Books/Information Memorandum             November 30, 2003
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Signing of Confidentiality Agreements and mailing of    December 31, 2003
Books/Information Memorandum
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Visitation by potential purchasers/Lenders              February 29, 2004
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Delivery of Letter or Letters of Intent                   April 30, 2004
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Completion of Due Diligence                                June 1, 2004
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Delivery of Definitive Purchase Agreement/Commitment       June 1, 2004
Letter
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Closing/Refinancing                                     September 1, 2004
------------------------------------------------------------------------------

         (b) In the event that Borrower fails to meet any of the foregoing deadlines (each such deadline, a "Missed Event"), the Borrower will pay to the Collateral Agent, for the pro rata benefit of the Creditors, a missed event fee in the amount of $200,000 for each such Missed Event; provided, however, that Borrower shall not have to pay a Missed Event fee in connection with the final event set forth above if such event does not occur solely as a result of the failure of the Creditors to approve the transaction relating to such final event. Such fees shall be immediately due and payable 15 days after each Missed Event. The above events and dates may be adjusted as recommended by Borrower's investment banker as confirmed by FTI/Policano & Manzo and approved by the Required Banks. For the avoidance of doubt, the occurrence of a Missed Event shall not constitute a Termination Event hereunder, but the failure to pay any missed event fee associated therewith when the same is due and payable shall constitute a Termination Event.

         (c) Retention of an Investment Advisor. In connection with the strategic plan set forth in subpart (a) above, Borrower shall retain an investment banker (the "Investment Advisor") acceptable to the LIFO Agent and the Required Banks on terms and conditions acceptable to the LIFO Agent and the Required Banks on or before the date set forth above. Each of the LIFO Lenders hereby authorizes the LIFO Agent to take such actions as the LIFO Agent deems appropriate to ensure that Borrower is able to pay the fees (including any success fees) and expenses of the Investment Advisor, including, but not limited to, providing that such fees and expenses may be paid out of the proceeds of any of the LIFO Lender Collateral.

4.5      Financial Reporting.

         (a) On or before September 19, 2003, and on or before August 15 of each year thereafter, Borrower shall deliver a Budget for the forthcoming fiscal year to each of the LIFO Lenders.

         (b) Within 30 days after the end of each month, Borrower shall deliver to the LIFO Lenders a monthly financial reporting package that includes the items set forth on Exhibit B hereto, and is otherwise in form and detail satisfactory to the LIFO Lenders

4.6 Financial Covenants. The LIFO Lenders and Borrower agree that the financial covenants set forth below shall replace the financial covenants set forth in
Section 4.7(b), (c) and (d) of the LIFO Credit Agreement and during the Restructuring Period. Borrower shall comply at all times with each of the following:

                  (a) Fixed Charge Coverage Ratio. Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than the amount set forth below for each of the fiscal quarters of Borrower ending on or about the dates set forth below:

------------------------------------ ------------------
            Fiscal Quarter                 Minimum
------------------------------------ ------------------
------------------------------------ ------------------
For the four fiscal quarters            .96 to 1.00
ending August 31, 2003
------------------------------------ ------------------
------------------------------------ ------------------

------------------------------------ ------------------
------------------------------------ ------------------
For the fiscal quarter ending           .96 to 1.00
November 30, 2003
------------------------------------ ------------------
------------------------------------ ------------------
For the two fiscal quarters ending      .93 to 1.00
February 29, 2004
------------------------------------ ------------------
------------------------------------ ------------------
For the three fiscal quarters           .98 to 1.00
ending May 31, 2004
------------------------------------ ------------------
------------------------------------ ------------------
For the four fiscal quarters            .95 to 1.00
ending August 31, 2004
------------------------------------ ------------------
------------------------------------ ------------------

------------------------------------ ------------------
------------------------------------ ------------------
For the fiscal quarter ending           .93 to 1.00
November 30, 2004
------------------------------------ ------------------
------------------------------------ ------------------
For the two fiscal quarters ending      .93 to 1.00
February 28, 2005
------------------------------------ ------------------
------------------------------------ ------------------
For the three fiscal quarters           .94 to 1.00
ending May 31, 2005
------------------------------------ ------------------
------------------------------------ ------------------
For the four fiscal quarters            .99 to 1.00
ending August 31, 2005
------------------------------------ ------------------
------------------------------------ ------------------

------------------------------------ ------------------
------------------------------------ ------------------
For the fiscal quarter ending          1.68 to 1.00
November 30, 2005
------------------------------------ ------------------
------------------------------------ ------------------
For the two fiscal quarters ending     1.68 to 1.00
February 29, 2006
------------------------------------ ------------------
------------------------------------ ------------------
for the three fiscal quarters          1.64 to 1.00
ending May 31, 2006
------------------------------------ ------------------
------------------------------------ ------------------
For the four fiscal quarters           1.60 to 1.00
ending August 31, 2006 and each
thereafter
------------------------------------ ------------------

                  (b) [Intentionally left blank.]

                  (c) Domestic Adjusted EBITDA. Borrower shall not suffer or permit at any time Domestic Adjusted EBITDA for the most recently completed four fiscal quarters of Borrower to be less than the amount set forth below for each of the four fiscal quarter periods ending on or about the dates set forth below:

------------------------------------ ------------------
       Fiscal Quarter                     Minimum
------------------------------------ ------------------
------------------------------------ ------------------
August 31, 2003                         $29,366,000
------------------------------------ ------------------
------------------------------------ ------------------

------------------------------------ ------------------
------------------------------------ ------------------
November 30, 2003                       $30,316,000
------------------------------------ ------------------
------------------------------------ ------------------
February 29, 2004                       $31,396,000
------------------------------------ ------------------
------------------------------------ ------------------
May 31, 2004                            $31,714,000
------------------------------------ ------------------
------------------------------------ ------------------
August 31, 2004                         $32,025,000
------------------------------------ ------------------
------------------------------------ ------------------

------------------------------------ ------------------
------------------------------------ ------------------
November 30, 2004                       $34,016,000
------------------------------------ ------------------
------------------------------------ ------------------
February 28, 2005                       $34,822,000
------------------------------------ ------------------
------------------------------------ ------------------
May 31, 2005                            $34,972,000
------------------------------------ ------------------
------------------------------------ ------------------
August 31, 2005                         $34,893,000
------------------------------------ ------------------
------------------------------------ ------------------

------------------------------------ ------------------
------------------------------------ ------------------
November 30, 2005                       $36,842,000
------------------------------------ ------------------
------------------------------------ ------------------
February 29, 2006                       $39,468,000
------------------------------------ ------------------
------------------------------------ ------------------
May 31, 2006                            $42,210,000
------------------------------------ ------------------
------------------------------------ ------------------
August 31, 2006 and each fiscal         $44,673,000
quarter thereafter
------------------------------------ ------------------

                  (d) Consolidated Capital Expenditures. Borrower shall not suffer or permit at any time Consolidated Capital Expenditures, for the most recently completed fiscal year of Borrower, to be greater than the amount set forth below for each fiscal year set forth below:

------------------------------------ ------------------
           Fiscal Year                     Maximum
------------------------------------ ------------------
------------------------------------ ------------------
2003                                    $13,600,000
------------------------------------ ------------------
------------------------------------ ------------------
2004                                    $19,047,000
------------------------------------ ------------------
------------------------------------ ------------------
2005                                    $24,040,000
------------------------------------ ------------------
------------------------------------ ------------------
2006                                    $15,140,000
------------------------------------ ------------------

provided, however, that any of the financial covenants set forth above (i) will be adjusted to reflect the impact on such covenants for any fiscal quarter (and any testing period including such fiscal quarter) following the sale by the Companies of any business unit sold prior to such fiscal quarter of the Companies, and (ii) may be adjusted to an amount reasonably acceptable to the Required Banks after, and based upon a review of, the Budget for each year, which adjustment shall be effective upon delivery by the Required Banks of written notice of such adjustment to Borrower.

4.7 Retention of Senior Management. Borrower shall at all times cause the Retention Agreements to be in full force and effect with respect to Byron O. Pond, Joseph R. Grewe and Francis J. Drew (or any replacement to any of the foregoing individuals so long as such replacements are reasonably acceptable to the Requisite Restructuring Lenders and are subject to a retention agreement acceptable to the Requisite Restructuring Lenders). Each of the LIFO Banks acknowledges that it has reviewed the Retention Agreement and agrees to the terms and conditions thereof. Each LIFO Bank authorizes the Collateral Agent to acknowledge and agree to the terms of the Retention Agreement on its behalf and in so doing each LIFO Bank agrees that the signature of the Collateral Agent on its behalf shall be as if such LIFO Bank were an original signatory thereto.

SECTION 5.        ACCESS AGREEMENT AND ACCOMMODATION AGREEMENT.
                  --------------------------------------------

5.1 Accommodation Agreement. As a condition precedent to the effectiveness of this Agreement, the Accommodation Agreement shall have been executed by all of the parties thereto and become fully effective. Each of the LIFO Lenders (i) acknowledges the terms of, consents to and agrees to be bound in all respects by the Accommodation Agreement, and (ii) agrees that in the event there is any conflict between the terms and conditions of any of the LIFO Lender Documents and the Accommodation Agreement, the terms and conditions of the Accommodation Agreement shall prevail. Each LIFO Lender agrees that the Accommodation Agreement shall be binding on it and its successors and assigns. In the event that any LIFO Lender desires to assign all or any portion of its LIFO Lender Obligations to any Person, as a condition precedent to the effectiveness of such assignment, such LIFO Lender shall cause such Person to agree in writing to be bound by and to become a party to the Accommodation Agreement.

5.2 Access Agreement. Each of the LIFO Lenders acknowledges the terms of and consents to the execution and delivery by Borrower of the Access Agreement. Notwithstanding any provision in any of the LIFO Lender Documents to the contrary, the Access Agreement, and the Liens granted thereunder, shall be permitted under the LIFO Lender Documents.

5.3 Authorization of Agent. Each of the LIFO Banks authorizes the LIFO Agent to enter into the Accommodation Agreement on its behalf and in so doing each LIFO Bank agrees that the signature of the LIFO Agent on its behalf shall be as if such LIFO Bank were an original signatory thereto.

5.4 Modification to Agreements. Notwithstanding anything in any LIFO Lender Document to the contrary, Borrower and the LIFO Lenders agree that, (i) the Accommodation Agreement shall not be amended, restated or otherwise modified in any respect (and no waiver or consent shall be granted with respect to any of the provisions thereto), unless, in each case, such amendment, restatement, other modification, consent or waiver is in writing and signed by all of the LIFO Lenders, and (ii) the Access Agreement shall not be amended, restated or otherwise modified in any respect (and no waiver or consent shall be granted with respect to any of the provisions thereto), unless, in each case, such amendment, restatement, other modification, consent or waiver is in writing and consented to by the LIFO Agent acting at the written direction of the Required Banks.

5.5      Further Assurances.

         (a) Each of the LIFO Lenders agrees that it will at all times take such actions and enter into such agreements as are reasonably necessary to give effect to and implement the terms of the Accommodation Agreement, including, but not limited to, executing and delivering an amendment or an amendment and restatement of the LIFO Lender Documents as and when required. In the event that any LIFO Bank fails or refuses to execute any such amendment or amendment and restatement, the LIFO Agent shall be permitted and is hereby expressly authorized to execute the same on behalf of such LIFO Bank so long as the terms and conditions of such amendment or amendment and restatement are consistent in all material respects with the terms and conditions set forth in the LIFO Lender Documents and the Accommodation Agreement.

         (b) Each of the LIFO Banks hereby authorizes the LIFO Agent to take such actions as are reasonably necessary in its opinion to give effect to and carry out the terms of the Access Agreement, including, but not limited to, executing and delivering such UCC amendments or releases as may be required and entering into a subordination or other intercreditor agreement with GM.

SECTION 6.        Termination events.

     6.1 Termination of Restructuring Period. Upon the occurrence of any Termination Event and at all times thereafter the Restructuring Period shall automatically terminate without demand or notice of any kind. For purposes of this Agreement, "Termination Event" means:

                  (a) the occurrence of any default or event of default under any of the Creditor Documents (other than the Subject Noncompliance Events);

                  (b) the occurrence of a default under, or the breach by any Credit Party of any of the provisions of, this Agreement;

                  (c) the occurrence of a default, event of default, or Termination Event (as defined in the Subordinated Lender Restructuring Agreement) under the Subordinated Lender Restructuring Agreement;

                  (d) if GM resources any business currently produced by or committed to the Companies in violation of the Accommodation Agreement;

                  (e) the occurrence of a material default under, or the breach by any Person a party to the Access Agreement or the Accommodation Agreement of any of the provisions of, the Access Agreement or the Accommodation Agreement;

                  (f) if a final judgment or order for the payment of money damages shall be rendered against any Company by a court of competent jurisdiction, provided that the aggregate of all such judgments for all such Companies shall exceed $1,000,000 in excess of applicable insurance coverage;

                  (g) the failure of the Budget delivered pursuant to Section 4.5(a) hereof to be acceptable to the Required Banks; or

                  (h) any representation or warranty made by any Company under this Agreement or any agreement, instrument or other document executed or delivered by any Company in connection with this Agreement is untrue or incorrect in any material respect when made or any schedule, certificate, statement, report, financial data, notice or writing furnished at any time by any Company to any LIFO Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified.

6.2 Effect at End of Restructuring Period. On the Termination Date, the Subject Noncompliance Events will be deemed to have continued to exist and, without regard to any matters transpiring during the Restructuring Period or the financial condition or prospects of the Companies as of such date, the LIFO Lenders (or any thereof) shall be fully entitled to exercise any rights and remedies they may have under the LIFO Lender Documents or applicable law.

6.3 ACKNOWLEDGMENT. EACH CREDIT PARTY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE RESTRUCTURING PROVISIONS SET FORTH IN THIS AGREEMENT ARE EFFECTIVE ONLY DURING THE RESTRUCTURING PERIOD AND THAT, AFTER THE TERMINATION DATE, EACH OF THE LIFO LENDER DOCUMENTS WILL BE IN MATERIAL DEFAULT AND THE LIFO LENDERS WILL BE FULLY ENTITLED IMMEDIATELY TO EXERCISE THEIR RIGHTS AND REMEDIES UNDER THE LIFO LENDER DOCUMENTS OR APPLICABLE LAW WITHOUT REGARD TO ANY MATTERS TRANSPIRING DURING THE RESTRUCTURING PERIOD OR THE FINANCIAL CONDITION OR PROSPECTS OF THE COMPANIES. EACH CREDIT PARTY UNDERSTANDS THAT THE LIFO LENDERS ARE EXPRESSLY RELYING ON THE TERMS OF THIS SECTION AND WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE ACKNOWLEDGMENT AND AGREEMENT IN THIS SECTION.

6.4 No Waiver. Nothing in this Agreement shall in any way be deemed to be (a) a waiver of any default or event of default including the Subject Noncompliance Events or (b) an agreement to forbear from exercising any remedies with respect to any default or event of default except as specifically set forth in this Agreement.

6.5 No Contest. Each Credit Party agrees that it shall not dispute the validity or enforceability of any of the LIFO Lender Documents, or any of its obligations thereunder, or the validity, priority, enforceability or extent of any LIFO Lender Lien, in any judicial, administrative or other proceeding, either during or following the expiration or termination of the Restructuring Period.

SECTION 7.        LIFO LENDERS' ACKNOWLEDGMENT.
                  ----------------------------

         Each LIFO Lender consents to and acknowledges the terms of the Subordinated Lender Restructuring Agreement. Such consent is expressly conditioned on the Subordinated Lenders agreeing that, notwithstanding the restructuring of any of the LIFO Lender Obligations and the Subordinated Lender Obligations pursuant to Section 6 of the Accommodation Agreement, the LIFO Lender Obligations shall at all times remain senior in right of payment and priority in accordance with the terms of the Subordination Agreement. In the event that the LIFO Lender Obligations and the Subordinated Lender Obligations are restructured pursuant to such Section 6 of the Accommodation Agreement, such obligations will be restructured in such a manner as to preserve the priorities set forth in the Subordination Agreement.

SECTION 8.        REPRESENTATIONS AND WARRANTIES.
                  ------------------------------

         To induce the LIFO Lenders to enter into this Agreement, the Credit Parties represent and warrant to the LIFO Lenders that:

8.1 Due Authorization; No Conflict; No Lien; Enforceable Obligation. The execution, delivery and performance by the Credit Parties of this Agreement are within their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any is required), do not and will not contravene or conflict with any provision of (a) any law, (b) any judgment, decree or order or
(c) their respective articles or certificate of incorporation or bylaws and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the Credit Parties (or any thereof) or upon any of their respective properties. This Agreement and each of the LIFO Lender Documents to which any Credit Party is a party are its legal, valid and binding obligations, enforceable against it in accordance with its terms.

8.2 Representations and Warranties; Default. As of the Effective Date, except for those representations or warranties specifically made as of another date, the representations and warranties of any of the Credit Parties contained in the LIFO Lender Documents are true and correct. As of the Effective Date, except for the Subject Noncompliance Events, no Termination Event exists and no default or event of default has occurred and is continuing.

SECTION 9.        CONDITIONS PRECEDENT.
                  --------------------

         Notwithstanding any other provision contained in this Agreement, the effectiveness of this Agreement and the obligation of the LIFO Lenders to institute the provisions of this Agreement and the commencement of the Restructuring Period shall be effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) this Agreement shall have been executed by Borrower, the LIFO Agent each of the LIFO Banks;

                  (b) Borrower shall have paid to the LIFO Agent the agent fees agreed to between Borrower and the LIFO Agent;

                  (c) Borrower shall have delivered to the LIFO Lenders a fully executed amendment or other agreement relating to the CTC Forbearance Agreement which shall include an extension of the agreements therein and shall otherwise be in form and substance satisfactory to the Required Banks;

                  (d) the Subordinated Lender Restructuring Agreement shall have been executed by the parties thereto and all conditions precedent to the effectiveness thereof shall have been satisfied;

                  (e) the Access Agreement shall have been executed by the parties thereto and Borrower shall have delivered a copy of the same to the LIFO Lenders;

                  (f) the Accommodation Agreement shall have been executed by the parties thereto;

                  (g) Borrower shall have delivered to the LIFO Lenders a fully executed copy of the Retention Agreement;

                  (h) Borrower shall have delivered to the LIFO Lenders a legal opinion together with such other corporate governance or authorization documents as the LIFO Agent shall require, each of which shall be in form and substance acceptable to the Required Banks;

                  (i) Borrower shall have paid all out-of-pocket costs and expenses of each LIFO Lender, including the fees and out-of-pocket charges of counsel for each such LIFO Lender; and

                  (j) the Credit Parties shall have delivered such other documents and shall have satisfied such other conditions as the Required Banks may reasonably request.

SECTION 10.       MISCELLANEOUS.
                  -------------

10.1 Captions. The Preliminary Statements to this Agreement (except for any definitions set forth therein) and the section captions used in this Agreement are for convenience only and do not affect the construction of this Agreement.

10.2 Release. AS A CONDITION PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT, AND IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, EACH CREDIT PARTY HEREBY HOLDS HARMLESS, RELEASES, ACQUITS AND FOREVER DISCHARGES THE LIFO LENDERS, THE RESPECTIVE PARTICIPANTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THE RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF ANY AND ALL OF THEM (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, ACTIONS, CAUSES OF ACTION, SUITS, CONTRACTS, AGREEMENTS, OBLIGATIONS, ACCOUNTS, DEFENSES, OFFSETS AND LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, THAT ANY SUCH CREDIT PARTY EVER HAD, NOW HAVE, OR MIGHT HEREAFTER HAVE AGAINST ANY RELEASED PARTY, JOINTLY OR SEVERALLY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING BEFORE THE DATE OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY OF THE FOREGOING THAT RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR LIFO LENDER DOCUMENT. IN ADDITION, EACH CREDIT PARTY AGREES NOT TO COMMENCE, JOIN IN OR PROSECUTE ANY SUIT OR OTHER PROCEEDING THAT IS ADVERSE TO ANY OF THE RELEASED PARTY ARISING DIRECTLY OR INDIRECTLY FROM ANY OF THE FOREGOING MATTERS. THE CREDIT PARTIES AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES FROM ANY LOSS OR DAMAGES, CLAMS, COSTS AND ATTORNEY FEES OR EXPENSES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LIFO LENDER DOCUMENT.

10.3 LIFO Lender Documents Unaffected. Except as herein otherwise specifically provided, all provisions of the LIFO Lender Documents shall remain in full force and effect and be unaffected hereby.

10.4 Amendments or Modifications. No amendment, modification, termination, or waiver of any provision of this Agreement, nor consent to any variance hereto, shall be effective unless the same shall be in writing and signed by the LIFO Agent and the Required Banks and then such consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that if any amendment, modification, waiver or consent relating to this Agreement would require the consent of all of the LIFO Banks under the LIFO Credit Agreement, then, in each such case, such amendment, modification, waiver or consent relating to this Agreement shall be in writing and signed by all of the LIFO Lenders.

10.5 No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. This Agreement has been entered into by each Credit Party freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, no Credit Party is relying on any other representations, either written or oral, express or implied, made to such Credit Party by any LIFO Lender. Each Credit Party agrees that the consideration received by such Credit Party under this Agreement has been actual and adequate.

10.6 No Waiver of Rights. No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party.

10.7 Successors and Assigns. This Agreement is binding upon the Credit Parties, the LIFO Lenders and their respective successors and assigns, and inures to the sole benefit of the Credit Parties, the LIFO Lenders and their successors and assigns. No Credit Party has any right to assign its rights or delegate their duties under this Agreement.

10.8 Continued Effectiveness. Notwithstanding anything contained in this Agreement, the terms of this Agreement are not intended to and do not serve to effect a novation as to any LIFO Lender Document. The parties to this Agreement expressly do not intend to extinguish any LIFO Lender Document. Instead, the parties to this Agreement expressly intend to reaffirm the indebtedness created under the LIFO Lender Documents. The LIFO Lender Documents remain in full force and effect and the terms and provisions of the LIFO Lender Documents are ratified and confirmed. Notwithstanding the foregoing, it is expressly understood and agreed that this Agreement is an amendment and restatement of the Original LIFO Restructuring Agreement. Upon the effectiveness of this Agreement, the Original LIFO Restructuring Agreement shall be deemed replaced and no longer in effect.

10.9 Tolling. Any and all statutes of limitations, repose or similar legal constraints on the time by which a claim must be filed, a person given notice thereof, or asserted, that expire, run or lapse during the Restructuring Period on any claims that any LIFO Lender may have against any Credit Party or any other persons relating to any of the Credit Parties (collectively, the "Restructuring Period Statutes of Limitation") will be tolled during the Restructuring Period. Each Credit Party waives any defense they may have against any of the LIFO Lenders under the Restructuring Period Statutes of Limitation, applicable law or otherwise solely as to the expiration, running or lapsing of the Restructuring Period Statutes of Limitation during the Restructuring Period.

10.10 Revival of Obligations. If all or any part of any payment under or on account of the LIFO Lender Documents, this Agreement or any agreement, instrument or other document executed or delivered by any Credit Party in connection with this Agreement is invalidated, set aside, declared or found to be void or voidable or required to be repaid to the issuer or to any trustee, custodian, receiver, conservator, master, liquidator or any other person pursuant to any bankruptcy law or pursuant to any common law or equitable cause then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, such payment would be deemed to not have been paid, and the obligations of such Credit Party in respect thereof shall be immediately and automatically revived without the necessity of any action by the LIFO Lenders.

10.11 Fees and Expenses. Borrower shall pay all fees and expenses of each LIFO Lender (including, but not limited to, reasonable attorneys fees) that Borrower is required to pay pursuant to the terms and conditions of the LIFO Lender Documents within ten Business Days after receiving an invoice therefor.

10.12 Governing Law. This Agreement shall be construed according to the laws of the State of Ohio, without regard to principles of conflicts of laws.

10.13 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

10.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

10.15 Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to any party, addressed to the address of such party specified on the signature page of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or 48 hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

10.16 Jurisdiction and Venue. All judicial proceedings arising out of or relating to this Agreement or any obligation hereunder shall be brought in the United States District Court for the Northern District of Ohio or in the Court of Common Pleas, Cuyahoga County, Ohio, and by their respective execution and delivery of this Agreement, the undersigned accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

10.17 Severability of Provisions; Captions; Attachments. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein an shall be deemed to be a part hereof.

10.18 Legal Representation of Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

10.19 JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF ANY OF UNDERSIGNED TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE UNDERSIGNED.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced in the first paragraph of this Agreement.


                         BORROWER:

                         AMCAST INDUSTRIAL CORPORATION

                         By:_________________________________
                         Name:______________________________
                         Title:_______________________________

                         GUARANTORS:

                         ELKHART PRODUCTS CORPORATION

                         By:_________________________________
                         Name:______________________________
                         Title:_______________________________

                         AMCAST AUTOMOTIVE OF INDIANA,
                         INC.

                         By:_________________________________
                         Name:______________________________
                         Title:_______________________________

                         AS INTERNATIONAL, INC.

                         By:_________________________________
                         Name:______________________________
                         Title:_______________________________

                         IZUMI, INC.

                         By:_________________________________
                         Name:______________________________
                         Title:_______________________________

                         AMCAST CASTING TECHNOLOGIES,
                         INC.

                         By:_________________________________
                         Name:______________________________
                         Title:_______________________________

                         AMCAST INDUSTRIAL FINANCIAL
                         SERVICES, INC.

                         By:_________________________________
                         Name:______________________________
                         Title:_______________________________

                         AMCAST INVESTMENT SERVICES
                         CORPORATION

                         By:_________________________________
                         Name:______________________________
                         Title:_______________________________

                         CASTING TECHNOLOGY COMPANY

                         By: Amcast Casting Technologies, Inc., a General
                             Partner

                                  By: __________________________
                                  Name:________________________
                                  Title:_________________________

                         LIFO LENDERS:

                            KEYBANK NATIONAL ASSOCIATION,
                              as LIFO Agent and a LIFO Bank

                            By:
                            Name:
                            Title:

                            THE BANK OF NEW YORK

                            By:
                            Name:
                            Title:

                            BANK ONE INDIANA, N.A.

                            By:
                            Name:
                            Title:

                            CREDIT AGRICOLE INDOSUEZ

                            By:
                            Name:
                            Title:

                            and
                            Name:
                            Title:

                            COMERICA BANK

                            By:
                            Name:
                            Title:

                            NATIONAL CITY BANK

                            By:
                            Name:
                            Title:

                            U.S. BANK
                            NATIONAL
                            ASSOCIATION
                            (successor to
                            Firstar Bank,
                            N.A.)

                            By:
                            Name:
                            Title:

                                    Exhibit A

                          Subject Non-Compliance Events

1. The failure to comply with Section 6.1 of the Existing Credit Agreement (as such section relates to the payment of principal) on September 14, 2002.

2. The noncompliance with Section 6.5 of the LIFO Credit Agreement as a result of the Subject Noncompliance Events (as defined in the Subordinated Lender Restructuring Agreement.

                                    Exhibit B

                    Description of Monthly Reporting Package

1. Consolidated operating statements (Month & YTD) vs. Plan vs. prior year by facility

2.       13 week running cash flow forecast

3.       Income statements by facility-trend report

4.       Balance sheets by facility-trend report

5.       Accounts Receivables - borrowing base - consolidated and by facility

6. Cash call weekly trend reports by facility. Tracks inventory , past dues, labor cost, capital expenditures and headcount

7. Cash call end of month report - tracks by facility: receivables, payables, capital expenditures and performance cash flow

8.       Capital Expenditures - formal Amcast report

9.       Cost Reductions - formal Amcast report

10.      Manning status - formal Amcast report

11.      Past due receivable trend report - consolidated, by facility

12.      Profit drivers - formal Amcast report

13.      Report of major new projects, concerns, etc - "State of Amcast"

14. Last twelve months Consolidated EBITDA and revenues on a consolidated bases




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